                                                                      EXHIBIT 11

                         SUMMARY OF CALCULATION OF EPS

     The following is an illustration of the reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations for the six months ended June 30, 1998 and June 30, 1997:

                               SIX MONTHS ENDED JUNE 30, 1998               SIX MONTHS ENDED JUNE 30, 1997
                         ------------------------------------------   ------------------------------------------
                             INCOME          SHARES       PER SHARE       INCOME          SHARES       PER SHARE
                          (NUMERATOR)     (DENOMINATOR)    AMOUNT      (NUMERATOR)     (DENOMINATOR)    AMOUNT
                         --------------   -------------   ---------   --------------   -------------   ---------
                         (IN THOUSANDS)                               (IN THOUSANDS)
BASIC EPS
  Income before items
     below.............     $ 7,816         5,853,713      $ 1.34        $ (8,867)       4,641,954      $(1.91)
  Preferred
     Securities........      (3,724)                        (0.64)           (907)                       (0.20)
                            -------                        ------        --------                       ------
  Net Income...........     $ 4,092                        $ 0.70        $ (9,774)                      $(2.11)
                            =======                        ======        ========                       ======
EFFECT OF DILUTIVE
  SECURITIES
  Options..............                       386,280                                      336,603
  Warrants.............                     1,672,234                                    1,432,309
DILUTED EPS
  Income before items
     below.............     $ 7,816         7,912,227      $ 0.99        $ (8,867)       6,410,866      $(1.38)
  Preferred
     Securities........      (3,724)                        (0.47)           (907)                       (0.14)
                            -------                        ------        --------                       ------
  Net Income...........     $ 4,092                        $ 0.52        $ (9,774)                      $(1.52)
                            =======                        ======        ========                       ======

     The following is an illustration of the reconciliation of the numerators and denominators of the basic and diluted earnings per share (EPS) computations for the three months ended June 30, 1998 and June 30, 1997:

                              THREE MONTHS ENDED JUNE 30, 1998             THREE MONTHS ENDED JUNE 30, 1997
                         ------------------------------------------   ------------------------------------------
                             INCOME          SHARES       PER SHARE       INCOME          SHARES       PER SHARE
                          (NUMERATOR)     (DENOMINATOR)    AMOUNT      (NUMERATOR)     (DENOMINATOR)    AMOUNT
                         --------------   -------------   ---------   --------------   -------------   ---------
                         (IN THOUSANDS)                               (IN THOUSANDS)
BASIC EPS
  Income before items
     below.............     $ 4,049         5,834,347      $ 0.69        $(10,077)       5,837,173      $(1.72)
  Preferred
     Securities........      (1,852)                        (0.32)           (453)                       (0.08)
                            -------                        ------        --------                       ------
  Net Income...........     $ 2,197                        $ 0.37        $(10,530)                      $(1.80)
                            =======                        ======        ========                       ======
EFFECT OF DILUTIVE
  SECURITIES
  Options..............                       417,582                                      321,992
  Warrants.............                     1,732,524                                    1,387,215
DILUTED EPS
  Income before items
     below.............     $ 4,049         7,984,453      $ 0.50        $(10,077)       7,546,380      $(1.33)
  Preferred
     Securities........      (1,852)                        (0.23)           (453)                       (0.06)
                            -------                        ------        --------                       ------
  Net Income...........     $ 2,197                        $ 0.27        $(10,530)                      $(1.39)
                            =======                        ======        ========                       ======